Exhibit 10.2

WPS RESOURCES CORPORATION

2005 OMNIBUS INCENTIVE COMPENSATION PLAN

Section 1. PURPOSE AND DEFINITIONS

        (a) Purpose. The purpose of the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan is to promote the interests of the Company and its shareholders by (a) attracting and retaining executives and other key employees of outstanding training, experience and ability; (b) motivating them, by means of performance-related incentives, to achieve performance goals; and (c) enabling them to participate in the growth and financial success of the Company. It is intended that this purpose be effected via performance-based incentives and through awards or grants of stock options and various other rights with respect to shares of the Company's common stock, as provided herein, to such eligible employees (as defined in subsection (b) below).

        (b) Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:

            (1) An "Affiliate" of, or a person "affiliated" with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified and the term "Associate" used to indicate a relationship with any person, means (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.


        (2) The term "Annual Performance Right" shall mean the right to receive up to the amount of compensation described in the Participant's award agreement, taking into account the Target Award and the Performance Formula, upon the attainment of one or more specified Performance Goals, subject to the terms and conditions of the award agreement and the Plan.

        (3) A person shall be deemed to be the "Beneficial Owner" of any securities:

(A) which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or (B) securities issuable upon exercise of Rights pursuant to the terms of the Company's Rights Agreement with Firstar Trust Company, dated as of December 12, 1996, as amended from time to time (or any successor to such Rights Agreement) at any time before the issuance of such securities;

(B) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement,


arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule 13D under the Act (or any comparable or successor report); or

(C) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section paragraph (B) above) or disposing of any voting securities of the Company.

            (4) The term "Board" shall mean the Board of Directors of the Company.

            (5) The term "Change in Control" shall mean the occurrence of any one of the following:

(A) any Person (other than any employee benefit plan of WPS Resources Corporation or of any subsidiary of WPS Resources Corporation, any Person organized, appointed or established pursuant to the terms of any such benefit plan or any trustee, administrator or fiduciary of such a plan) is or becomes the Beneficial Owner of securities of WPS Resources Corporation representing at least 30% of the combined voting power of WPS Resources Corporation's then outstanding securities;

(B) one-half or more of the members of the Board are not Continuing Directors;

(C) there shall be consummated any merger, consolidation, or reorganization of WPS Resources Corporation with any other corporation as a result of which less than 50% of the outstanding voting securities of


the surviving or resulting entity are owned by the former shareholders of WPS Resources Corporation other than a shareholder who is an Affiliate or Associate of any party to such consolidation or merger;

(D) there shall be consummated any merger of WPS Resources Corporation or share exchange involving WPS Resources Corporation in which WPS Resources Corporation is not the continuing or surviving corporation other than a merger of WPS Resources Corporation in which each of the holders of WPS Resources Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(E) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of WPS Resources Corporation to a Person which is not a wholly owned subsidiary of WPS Resources Corporation; or

(F) the shareholders of WPS Resources Corporation approve any plan or proposal for the liquidation or dissolution of WPS Resources Corporation.

            (6) The term "Code" shall mean the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.

            (7) The term "Committee" shall mean the committee appointed pursuant to Section 2 to administer the Plan.

            (8) The term "Company" shall mean WPS Resources Corporation, or any successor thereto.

            (9) The term "Continuing Director" shall mean (i) any member of the Board of Directors of WPS Resources Corporation who was a member of such Board on May 1, 1997, (ii) any successor of a Continuing Director who is recommended to succeed a Continuing


Director by a majority of the Continuing Directors then on such Board, and (iii) additional directors elected by a majority of the Continuing Directors then on such Board.

            (10) The term "Covered Executive" shall mean, with respect to each taxable year of the Company, an individual who, on the last day of the taxable year, is the Chief Executive Officer of the Company or among the four highest compensated officers of the Company and its subsidiaries (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Exchange Act.

            (11) The term "Employee" shall mean an employee of the Company or any Subsidiary. The term "Employee" shall also be deemed to include any person who is an employee of any joint venture corporation or partnership, or comparable entity, in which the Company or Subsidiary has a substantial equity interest.

            (12) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.

            (13) The term "Fair Market Value" shall mean the average of the highest and lowest sale prices at which a share of Stock shall have been sold regular way on the New York Stock Exchange on the date of grant of any Option or Stock Appreciation Right or other relevant valuation date. In the event that any Option or Stock Appreciation Right shall be granted, or other relevant valuation date shall occur, on a date on which there were no such sales of Stock on the New York Stock Exchange, the Fair Market Value of a share of Stock shall be deemed to be the average of the highest and lowest sale prices on the next preceding day on which there were such sales.

            (14) The term "Final Award" shall mean the amount of compensation or the number of shares of Stock to be awarded finally to the Participant who holds an Annual Performance Right or a Performance Stock Right, as determined by the Committee taking into account the extent to which the Participant has achieved the Performance Goals.

            (15) The term "Option" or "Options" shall mean the option to purchase Stock in accordance with Section 6 and such other terms and conditions as may be prescribed by the Committee. An Option may be either an "incentive stock option", as such term is defined in


the Code, or shall otherwise be designated as an option entitled to favorable treatment under the Code ("ISO") or a "nonqualified stock option" ("NQO"). ISOs and NQOs are individually called an "Option" and collectively called "Options".

            (16) The term "Other Stock-Based Awards" shall mean awards of Stock (including Restricted Stock) or other rights made in accordance with Section 7.

            (17) The term "Participant" shall mean an Employee who has been designated for participation in the Plan.

            (18) The term "Performance Goals" shall mean, with respect to any Annual Performance Right or Performance Stock Right granted to a Participant who is a Covered Executive, a performance measure that is based upon one or more of the following objective business criteria established by the Committee with respect to the Company and/or any Subsidiary, division, business unit or component thereof: asset charge, asset turnover, return on sales, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value-added, environmental health, safety, increase in customer base, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, operations and maintenance reduction, productivity, response time, profits before tax, quality/customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, sales margin, sales volume, system reliability, total shareholder return, variable margin and working capital. With respect to any Annual Performance Right or Performance Stock Right granted to a Participant who is not a Covered Executive, performance goals may be based on one or more of the business criteria described above or any other criteria based on individual, business unit, Subsidiary, group or Company performance selected by the Committee. The Performance Goals may be expressed in absolute terms or relate to the performance of other companies or to an index.

            (19) The term "Performance Formula" shall mean a formula to be applied in relation to the Performance Goals in determining the percentage, not to exceed 200%, of the Target Award earned by the Participant with respect to a Plan Award.


            (20) The term "Performance Period" shall mean the period of time for which performance with respect to one or more Performance Goals with respect to any Annual Performance Right or Performance Stock Right is to be measured, with such period commencing not earlier than 90 days prior to the date of grant of such Annual Performance Right or Performance Stock Right.

            (21) The terms "Performance Stock Rights" or "Performance Shares" shall mean the right to receive, without payment to the Company, up to the number of shares of Stock described in the Participant's award agreement, taking into account the Target Award and the Performance Formula, upon the attainment of one or more specified Performance Goals, subject to the terms and provisions of the award agreement and the Plan.

            (22) The term "Person" shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

            (23) The term "Plan" shall mean the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan as the same may be amended and in effect from time to time.

            (24) The term "Plan Awards" shall mean awards or grants of incentive compensation, whether in cash or in the form of Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, or Other Stock Based Awards.

            (25) The term "Restricted Stock" or "Restricted Shares" shall mean shares of Stock delivered to (or held in escrow or in a book account for the benefit of) a Participant, subject to such restrictions on the Participant's right to retain the shares as the Committee shall, in its discretion, determine.

            (26) The term "Right" shall mean an Annual Performance Right or a Performance Stock Right, as required by the context.

            (27) The term "Stock Appreciation Right" shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in


accordance with Section 6, based on the amount by which the Fair Market Value of a share of Stock on the relevant valuation date exceeds the grant price.

            (28) The term "Subsidiary" shall mean (A) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (B) any limited liability company a majority of the membership interest of which is owned, directly or indirectly, by the Company.

            (29) The term "Stock" shall mean shares of the Company's common stock, par value $1.00 per share.

            (30) The term "Target Award" shall mean the amount of compensation or the number of shares of Stock, subject to adjustment pursuant to Section 12, to be earned by a Participant under an Annual Performance Right or a Performance Stock Right if all of the Performance Goals are achieved.

Section 2. ADMINISTRATION

        (a) Committee. The Plan shall be administered by the Compensation Committee of the Board consisting of not less than two (2) members of the Board who meet the "outside" director requirements of Section 162(m) of the Code, the independence standards of the New York Stock Exchange and the "non-employee director" requirements of Rule 16b-3(b)(3) under the Exchange Act, or by any other committee appointed by the Board, provided the members of such committee meet such requirements. The Committee shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any qualified performance-based award to


cease to qualify for exemption under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.

        (b) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan, including, but not limited to, its authority to make awards under the Plan or to grant waivers pursuant to Section 9, to one or more of its members or to one or more officers of the Company as it shall appoint, and with any such delegation to be subject to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (1) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act, or the liability provisions of Section 16(b) of the Exchange Act (any such Participant being called a "Section 16 Person") or (2) amend or modify the Plan pursuant to the provisions of Section 15(b). Further, no person to whom authority has been delegated shall grant a Plan Award to himself or herself or otherwise administer or interpret a Plan Award that has been previously granted to such person. To the extent of any such delegation, the term "Committee" when used herein shall mean and include (except for purposes of subsection (c) below) any such delegate.

        (c) Eligibility of Committee Members. No person while a member of the Committee shall be eligible to hold or receive a Plan Award.

Section 3. ANNUAL PERFORMANCE RIGHTS AND FINAL AWARDS

        (a) Grant of Annual Performance Rights. The Committee, at any time and from time to time while the Plan is in effect, may grant or authorize the granting of, Annual Performance Rights to such officers of the Company and any Subsidiary, and other Employees, whether or not members of the Board, as it may select and in such amount as it shall designate, subject to the provisions of this Section 3.

        (b) Maximum Awards. The maximum amount that may be granted to a Covered Executive as a Final Award with respect to one or more Annual Performance Rights during any calendar year during any part of which the Plan is in effect, whether such Final Award is payable in cash or credited to the Covered Executive's account under the WPS


Resources Corporation Deferred Compensation Plan in accordance with subsection (d) below, shall be $2 million.

        (c) Terms and Provisions of Annual Performance Rights. Prior to the grant of any Annual Performance Right, the Committee shall determine the terms and provisions of such Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the amount of compensation earned under such Right as a percentage of the Target Award; (3) the Performance Period, and (4) the effect of the Participant's termination of employment or death. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee's final determination of the Participant's Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement in such form as the Committee may determine.

        (d) Final Awards.

            (1) As soon as practicable following the completion of the Performance Period relating to any Annual Performance Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Participant achieved the Performance Goals and the amount of compensation to be awarded as a Final Award to the Participant who holds such Right. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who


is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right were, in the Committee's sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant's Final Award as soon as practicable following such determination.

            (2) Following the determination of each Final Award, unless the Participant has elected to defer all or a portion of the Final Award in accordance with the procedures set forth in the WPS Resources Corporation Deferred Compensation Plan, the Final Award will be payable to the Participant in cash.

Section 4. STOCK AVAILABLE FOR PLAN AWARDS

        (a) Stock Subject to Plan. The Stock issued under the Plan in satisfaction of Plan Awards may be either authorized and unissued or held in the treasury of the Company.

            (1) Aggregate Share Limit. The maximum number of shares of Stock that may be issued under the Plan in satisfaction of Plan Awards, subject to adjustment in accordance with the provisions of Section 12, shall be equal to one million six hundred thousand (1,600,000) shares. Upon this Plan being approved by the Company's shareholders in accordance with Section 23, no further Plan Awards shall be granted under or pursuant to the WPS Resources Corporation 2001 Omnibus Incentive Compensation Plan ("2001 Plan"); provided, that the 2001 Plan will continue to operate in accordance with its terms with respect to Plan Awards previously granted.

            (2) Limit on Full-Value Awards. Of the shares of Stock authorized for issuance under Section 4(a)(1) above, no more than four hundred thousand (400,000) of such shares shall be granted as Performance Shares, Restricted Stock or Other Stock-Based Awards.


            (3) Limits on Plan Awards to Covered Executives. In addition to the aggregate share limitations sets forth in Section 4(a)(1) and 4(a)(2) above, the following individual limitations shall apply with respect to Plan Awards granted to any Covered Executive:

(A) The maximum number of shares subject to Options, with or without any related Stock Appreciation Rights, or Stock Appreciation Rights (not related to Options) that may be granted pursuant to Section 6 to any Covered Executive during any calendar year during any part of which the Plan is in effect shall be 250,000, subject to adjustment in accordance with the provision of Section 12; and

(B) The maximum number of shares of Stock that may be granted as Final Awards pursuant to Section 5 or as Code Section 162(m) performance-based awards under Section 7 to any Covered Executive during any calendar year during any part of which the Plan is in effect shall be 50,000, subject to adjustment in accordance with the provision of Section 12.

        (b) Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards at any time while the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to this Section 4, (1) the maximum number of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan, (2) the maximum number of shares of Stock issuable under Performance Stock Rights granted under this Plan, and (3) the number of shares of Stock related to Other Stock-Based Awards granted under this Plan, as determined by the Committee in each case as of the dates on which such Plan Awards were granted.

        (c) Terminated, Expired, Unearned or Forfeited Plan Awards. The shares involved in the unexercised or undistributed portion of any terminated, expired, unearned or forfeited Plan Award shall be reinstated to the pool of available shares and shall be made available for further Plan Awards. Notwithstanding the foregoing, in the event any Option or Stock Appreciation Right granted to a Covered Executive is canceled, the number of shares of


Stock subject to such canceled Option or Stock Appreciation Right shall continue to count against the individual limit specified in subsection (a)(3), in accordance with the requirements of Code Section 162(m).

Section 5. PERFORMANCE STOCK RIGHTS AND FINAL AWARDS

        (a) Grant of Performance Stock Rights. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Rights to such officers of the Company and any Subsidiary, and other key salaried Employees, whether or not members of the Board, as it may select and for such numbers of shares as it shall designate, subject to the provisions of this Section 5 and Section 4.

        (b) Terms and Provisions of Performance Stock Rights. Prior to the grant of any Right, the Committee shall determine the terms and provisions of each Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the number of shares of Stock earned under such Right as a percentage of the Target Award; (3) the Performance Period; (4) the period of time, if any, during which the disposition of shares of Stock issuable under such Right shall be restricted as provided in subsection (a) of Section 10, provided, however, that the Committee may establish restrictions applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right; and (5) the effect of the Participant's termination of employment or death. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee's final determination of the Participant's Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement in such form as the Committee may determine.


        (c) Dividend Equivalents on Stock Performance Rights.

            (1) If the Committee shall determine, each Participant to whom a Right is granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the related Target Award (as adjusted pursuant to Section 12). Any such payment may be made at the same time as a dividend is paid or may be deferred until the date that a Final Award is determined, as determined by the Committee in its sole discretion. Such cash payments are hereinafter called "dividend equivalents".

            (2) Notwithstanding the provisions of subsection (c)(1), the Committee may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a Participant shall receive an award of full shares of Stock having a Fair Market Value approximately equal to the portion of such dividend equivalent that was not paid in cash. Certificates for shares of Stock so awarded may be issued as of the payment date for the related cash dividend or may be deferred until the date that the Final Award is determined, and the shares of Stock covered thereby may be subject to the terms and conditions of the Right to which it relates (including but not limited to the attainment of the Performance Goals) and the terms and conditions of the Plan (including but not limited to Sections 5, 9, 10 and 12), all as determined by the Committee in its sole discretion.

        (d) Final Awards.

As soon as practicable following the completion of the Performance Period relating to any Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Participant achieved the Performance Goals and the number of shares of Stock to be awarded as a Final Award to the Participant who holds such Right. Each Final Award shall represent only full shares of Stock, and any fractional share that would otherwise result from such Final Award calculation shall be disregarded. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise


would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right were, in the Committee's sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant's Final Award as soon as practicable following such determination.

            (1) Following the determination of each Final Award, unless the Participant has elected to defer all or a portion of the Final Award in accordance with the procedures set forth in the WPS Resources Corporation Deferred Compensation Plan or unless the Committee has directed an alternate form of distribution, the Company shall issue or cause to be issued certificates for the number of shares of Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of this subsection (d) and Sections 9, 10 and 12. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify. If the Committee has determined that deferred dividend equivalents shall be payable to a Participant with respect to any Right pursuant to subsection (c) of this Section 5, then concurrently with the issuance of such certificates, the Company shall deliver to such Participant a cash payment or additional shares of Stock in settlement of such dividend equivalents.


Section 6. OPTIONS AND STOCK APPRECIATION RIGHTS

        (a) Grant of Options.

            (1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Options to such officers of the Company and any Subsidiary, and other key salaried Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 6 and Section 4. Each Option granted pursuant to the Plan shall be a NQO unless designated by the Committee at the time of grant as an ISO.

            (2) The date on which an Option shall be granted shall be the date of authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized. Any individual may hold more than one Option.

        (b) Price. In the case of each Option granted under the Plan the option price shall be the Fair Market Value of Stock on the date of grant of such Option; provided, however, that the Committee may in its discretion fix an option price in excess of (but not lower than) the Fair Market Value of Stock on such date.

        (c) Grant of Stock Appreciation Rights.

            (1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Stock Appreciation Rights to such officers of the Company and any Subsidiary, and other key salaried Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 6 and Section 4. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a "Tandem SAR"), or may be granted independently of any Option, as determined by the Committee. If the Stock Appreciation Right is granted independently of an Option, the grant price of such Stock Appreciation Right shall be the Fair Market Value of Stock on the date of grant; provided, however, that the Committee may, in its discretion, fix a grant price in excess of (but not less than) the Fair Market Value of Stock on such grant date.


            (2) Upon exercise of a Stock Appreciation Right that is not a Fixed Term Stock Appreciation Right (as defined below), the Participant will be entitled to receive, without payment to the Company, that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a share of Stock on the day the right is exercised exceeds the grant price, by (ii) the Fair Market Value of a share of Stock on the exercise date; provided, however, that, in the case of a Tandem SAR, the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or relevant portion thereof. Except as may be permitted without causing the Stock Appreciation Right to constitute "deferred compensation" subject to Code Section 409A, a Stock Appreciation Right that is not a Fixed Term Stock Appreciation Right (as defined below) will be settled solely in Stock (together with cash for any fractional share). A Fixed Term Stock Appreciation Right means a Stock Appreciation Right under which the Participant is not able to control the exercise date, but under which the Stock Appreciation Right establishes a fixed term (mandatory exercise date) at which time the Stock Appreciation Right will be valued and any payment to the Participant made. A Fixed Term Stock Appreciation Right may be settled in Stock or cash, as determined by the Committee in its discretion.

        (d) Terms and Conditions.

            (1) Each Option and Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the award agreement with respect to such Option and Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or Stock Appreciation Right shall be exercised beyond ten years from the date of grant.

            (2) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without


limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

            (3) With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate the consideration received upon exercise of the Tandem SAR.

            (4) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of an Option or Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the Fair Market Value of the Stock on the date of exercise.

        (e) Award Agreement. Each Option and Stock Appreciation Right shall be evidenced by an award agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

        (f) Payment for Option Shares.

            (1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made in such manner as is provided in the applicable award agreement, which may include payment through a cash-less exercise executed through a broker.

            (2) Unless the Committee shall provide otherwise in any award agreement, any payment for shares of Stock purchased upon exercise of an Option granted hereunder may be made in cash, by delivery of shares of Stock beneficially owned by the Participant, or by a combination of cash and Stock, at the election of the Participant; provided, however, that any shares of Stock so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise. Any such shares of Stock so delivered shall be valued at their Fair Market Value on the date of such exercise. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.


Section 7. OTHER STOCK-BASED AWARDS

        (a) Grants of Other Stock-Based Awards. The Committee, at any time and from time to time while the Plan is in effect, may grant Other Stock-Based Awards to such officers of the Company and its Subsidiaries, and other key salaried Employees, whether or not members of the Board, as it may select. Such Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to, or otherwise based on, Stock, may include, but are not limited to, awards of Restricted Stock or Plan Awards denominated in the form of "stock units", grants of so-called "phantom stock" and options containing terms or provisions differing in whole or in part from Options granted pursuant to Section 6. Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company, including a plan of any acquired entity.

        (b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have the authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Section 4) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.

        (c) Consideration for Other Stock-Based Awards. In the discretion of the Committee, any Other Stock-Based Award may be granted as a Stock bonus for no consideration other than services rendered.

Section 8. CASH AWARDS TO EMPLOYEES OF FOREIGN SUBSIDIARIES OR BRANCHES OR JOINT VENTURES

    In order to facilitate the granting of Plan Awards to Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Plan Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Plan Awards may include a requirement that the


Participant receive cash, in such amount as the Committee may determine in its sole discretion, in lieu of any Plan Award or share of Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Committee may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Section 8 without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

Section 9. PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

        (a) Effect of Competitive Activity. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the compensation or Stock covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock or compensation or benefit only if, during the entire period from the date of such Participant's termination to the date of such receipt, such Participant shall have (1) made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any Subsidiary with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary, and (2) refrained from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary.

        (b) Nonfulfillment of Competitive Activity Conditions: Waivers Under the Plan. In the event of a Participant's non-fulfillment of any condition set forth in subsection (a) of this Section 9, such Participant's rights under any Plan Award shall be forfeited and cancelled


forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

            (1) with respect to any such Participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary by reason of the nonfulfillment of such condition; and

            (2) with respect to any other such Participant, such waiver may be granted by the Committee (or any delegate thereof) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

        (c) Effect of Inimical Conduct. Anything contained in the Plan to the contrary notwithstanding, all rights of a Participant under any Plan Award shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant's employment) acted in a manner inimical to the best interests of the Company or any Subsidiary.

        (d) Tax and Other Withholding. Prior to any distribution of cash, Stock or Other Stock-Based Awards (including payments under Section 5(c)) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

        (e) Substitution. The Committee, in its sole discretion, may substitute a Plan Award (except ISOs) for another Plan Award or Plan Awards of the same or different type.

Section 10. NON-TRANSFERABILITY OF PLAN AWARDS; RESTRICTIONS ON DISPOSITION AND EXERCISE OF PLAN AWARDS

        (a) Restrictions on Transfer of Rights or Final Awards. No Right or, until the expiration of any restriction period imposed by the Committee, no shares of Stock covered by any Final Award, shall be transferred, pledged, assigned or otherwise disposed of by a


Participant, except as permitted by the Plan, without the consent of the Committee, otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit, on such terms as it may deem appropriate, use of Stock included in any Final Award as partial or full payment upon exercise of an Option under the Plan or a stock option under any other stock option plan of the Company prior to the expiration of any restriction period relating to such Final Award.

        (b) Restrictions on Transfer of Options or Stock Appreciation Rights. Unless the Committee determines otherwise, no Option or Stock Appreciation Right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant's guardian or legal representative.

        (c) Restrictions on Transfer of Certain Other Stock-Based Awards. Unless the Committee determines otherwise, no Other Stock-Based Award shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant any such Other Stock-Based Award shall be exercisable only by such Participant or such Participant's guardian or legal representative.

        (d) Attachment and Levy. No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to a Plan Award, shall be recognized as valid.

Section 11. DESIGNATION OF BENEFICIARIES

    Any benefits due and payable to a Participant following the Participant's death shall be paid to the executor or administrator of the Participant's estate (or to such person as the executor or administrator of the estate may certify as being eligible to receive such award as a result of the operation of the Participant's last will and testament or the application of the laws of intestate succession), and upon any such payment, the Company, the Plan, the Committee and the


members thereof shall not be under any further liability to anyone. Notwithstanding the foregoing, the Committee may, but need not, permit a Participant to file with the Company a written designation of a beneficiary or beneficiaries under the Plan, subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe. A Participant may from time to time revoke or change any such designation of beneficiary. Any designation of a beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to receive any Right, Final Award, Option, Stock Appreciation Right or Other Stock-Based Award, or if applicable law requires the Company to do so, the Committee may recognize only the legal representative of such Participant as the sole beneficiary, in which case the Company, the Plan, the Committee and the members thereof shall not be under any further liability to anyone. In the event of the death of any Participant, the term "Participant" as used in the Plan shall thereafter be deemed to refer to the person entitled to payment pursuant to this Section 11 unless the context otherwise requires.

Section 12. MERGER, CONSOLIDATION, STOCK DIVIDENDS, ETC.

        (a) Adjustments. In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares, and in the numbers of shares covered by, and other terms and provisions (including, but not limited to the grant or exercise price of any Plan Award) of outstanding Plan Awards.

        (b) Committee Determinations. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Plan Award.


Section 13. ACCELERATION OF PAYMENT OR MODIFICATION OF PLAN AWARDS

        (a) Acceleration and Modification. The Committee, in the event of the death of a Participant or in any other circumstance, may accelerate distribution of any Plan Award in its entirety or in a reduced amount, or modify or terminate any Plan Award, including the cancellation of an outstanding Plan Award that is not subject to Code Section 409A in exchange for a cash payment, in each case on such basis and in such manner as the Committee may determine in its sole discretion; provided, however, that in no event shall the Committee "re-price" an Option or Stock Appreciation Right to provide for a grant price that is less than the Fair Market Value of the Stock on the date on which the Option or Stock Appreciation Right was originally granted..

        (b) Change in Control. Notwithstanding any other provision of the Plan, unless the Committee determines otherwise at the time of grant, upon the occurrence of a Change in Control:

            (1) any Options or Stock Appreciation Rights outstanding as of the date of the Change in Control shall become fully vested (if not previously vested) and shall be subject to the terms of the sale, merger, consolidation or other agreement (the "Agreement") governing the transaction the consummation of which results in the Change in Control. Such Agreement shall provide for one of the following:

(A) The continuation of such outstanding Options and Stock Appreciation Rights by the Company (if the Company is the surviving corporation);

(B) The assumption of the Plan and such outstanding Options and Stock Appreciation Rights by the surviving corporation or an affiliate of the surviving corporation;

(C) The substitution by the surviving corporation or its parent of options and stock appreciation rights with substantially the same terms


and conditions for such outstanding Options and Stock Appreciation Rights;

(D) The full exercisability of such outstanding Options and Stock Appreciation Rights, followed by the cancellation of such Options and Stock Appreciation Rights at the conclusion of the exercise period provided in the Agreement; or

(E) The cancellation of such outstanding Options and Stock Appreciation Rights (whether or not then exercisable) and, in the case of an Option, payment in Stock, cash or cash equivalent, or in the case of a Stock Appreciation Right, a payment in Stock or, if permitted without causing the Stock Appreciation Right to constitute "deferred compensation" under Code Section 409A, Stock, cash or cash equivalent, in either case followed by the cancellation of such Options and Stock Appreciation Rights.

            (2) Any other Plan Award outstanding as of the date of such Change in Control, and that are not then vested:

(A) shall become fully vested if vesting is based solely upon length of the employment relationship, or shall become fully vested at the Target Level (or if greater, the then projected Final Award) prorated for the portion of the Performance Period that has been completed as of the date of the Change in Control;

(B) any restrictions or other conditions applicable to the Plan Award shall lapse, and such Plan Award shall become free of all restrictions and conditions; and

(C) such Plan Award shall be immediately paid to the Participant.


Section 14. RIGHTS AS A SHAREHOLDER

    A Participant shall not have any rights as a shareholder with respect to any Stock covered by any Plan Award until such Participant shall have become the holder of record of such Stock.

Section 15. TERM, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS

        (a) Term. No Plan Award shall be granted under the Plan after December 31, 2014 or such earlier date on which the Plan is terminated pursuant to subsection (b) below.

        (b) Amendment, Modification and Termination of Plan. The Board may, from time to time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Committee to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Plan Awards, or may terminate the Plan or any provision thereof; provided, however, that no such action of the Board, without approval of the shareholders of the Company, may (1) increase the total number of shares of Stock with respect to which Plan Awards may be granted under the Plan or increase the limits specified in Section 4, (2) extend the term of the Plan as set forth in subsection (a) of this Section 15, (3) permit any person while a member of the Committee or any other committee of the Board administering the Plan to be eligible to receive or hold a Plan Award, or (4) permit the Company to decrease the grant price of any outstanding Option or Stock Appreciation Right to an amount less than the Fair Market Value of the Stock on the date on which the Option or Stock Appreciation Right was granted.

        (c) Limitation and Survival. The Committee's authority to act and to apply the terms of the Plan with respect to any Plan Award granted prior termination of the Plan, and a Participant's ability to exercise an outstanding Plan award granted prior to termination of the Plan and not otherwise cancelled by the Board, shall survive termination of the Plan.

        (d) Amendments for Changes in Law. Notwithstanding anything to the contrary herein, the Board shall have the authority to amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules as well as other


developments, and to grant Plan Awards that qualify for beneficial treatment under such rules, without shareholder approval.

Section 16. INDEMNIFICATION AND EXCULPATION

        (a) Indemnification. Each person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person's lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

        (b) Exculpation. Each member of the Board, the Committee, or of any other committee of the Board administering the Plan or any committee appointed by the foregoing committees, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.


Section 17. EXPENSES OF PLAN

    The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries; provided, that the costs and expenses associated with the redemption or exercise of any Plan Award, including but not limited to commissions charged by any agent of the Company, may be charged to the Participants.

Section 18. FINALITY OF DETERMINATIONS

    Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board, the Committee or any committee of the Board administering the Plan or any committee appointed by the foregoing committees, shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, the shareholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company and its Subsidiaries, the Participants, and their respective successors in interest.

Section 19. NO RIGHTS TO CONTINUED EMPLOYMENT OR TO PLAN AWARD

        (a) No Right to Employment. Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an Employee or director of the Company or Subsidiary, whether for the duration of any Performance Period, the duration of any vesting period under a Plan Award, or otherwise, or affect the right of the Company or Subsidiary to terminate the employment of any Participant for any reason.

        (b) No Right to Award. No Employee or other person shall have any claim or right to be granted a Plan Award under the Plan. Having received an Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable award grant.


Section 20. GOVERNING LAW AND CONSTRUCTION

    The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with the laws of the State of Wisconsin without regard to the principle of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.

Section 21. SECURITIES AND STOCK EXCHANGE REQUIREMENTS

        (a) Restrictions on Resale. Notwithstanding any other provision of the Plan, no person who acquires Stock pursuant to the Plan may, during any period of time that such person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities Exchange Commission) sell or otherwise transfer such Stock, unless such offer and sale or transfer is made (1) pursuant to an effective registration statement under the Securities Act of 1933 ("1933 Act"), which is current and includes the Stock to be sold, or (2) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated pursuant thereto.

        (b) Registration, Listing and Qualification of Shares of Common Stock. Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Stock covered by a Plan Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Plan Award or the purchase or receipt of Stock in connection therewith, no Stock may be purchased, delivered or received pursuant to such Plan Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person receiving or purchasing Stock pursuant to a Plan Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Stock under the Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or


foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

Section 22. EFFECTIVE DATE

    Subject to Section 23 below, the Plan shall become effective January 1, 2005.

Section 23. VOTE REQUIRED

    The affirmative vote of the holders of a majority of the total votes cast on the proposal to approve the Plan at the 2005 annual meeting of shareholders of the Company will be required for approval of the Plan, provided, that the total votes cast on the proposal represents over fifty percent (50%) of all shares entitled to vote on the proposal.
